Exhibit 99.1

Media	Investors
Arati Randolph 704-383-6996 Arati.Randolph1@wellsfargo.com	John Campbell 415-396-0523 John.M.Campbell@wellsfargo.com

Peter Gilchrist 704- 715-3213 Peter.Gilchrist@wellsfargo.com

Wells Fargo Names Three New Independent Directors

Celeste Clark, Ted Craver, and Maria Morris to join the board of directors

Total of six new directors added in 2017

SAN FRANCISCO, November 29, 2017 – The Board of Directors of Wells Fargo & Company (NYSE: WFC) today announced it has elected three new independent directors as part of its succession planning and refreshment process. The three new directors, each of whom will join the board on Jan. 1, 2018, are:

•	Celeste A. Clark, former chief sustainability officer and global public policy and external relations officer of Kellogg Company, where she led Kellogg’s global Corporate Communications, Public Affairs, Sustainability and Philanthropy functions.

•	Theodore F. Craver, Jr., former chairman, president, and chief executive officer of Edison International, one of the nation’s largest electric utilities. Prior to joining Edison, Craver spent 23 years in banking and was corporate treasurer of First Interstate Bancorp, a Wells Fargo predecessor company.

•	Maria R. Morris, who most recently was interim head of the U.S. Business and head of the Global Employee Benefits business of MetLife, Inc., where she previously was head of Technology and Operations.

With today’s announcement, the board has named six new directors in 2017 and a total of eight new independent directors since 2015. On Jan. 1, 2018, the average tenure of the board’s directors will fall to slightly less than five years from 8.4 years at the company’s 2017 annual meeting of shareholders.

“The board’s composition has changed significantly as it remains focused on being responsive to shareholders, enhancing oversight and creating value for shareholders,” said Elizabeth A. “Betsy” Duke, vice chair, who becomes chair on Jan. 1, 2018.

“Through a thoughtful and deliberate process that was informed by the board’s annual self-evaluation conducted earlier this year and feedback from shareholders and other stakeholders, Wells Fargo’s board has enhanced its overall capabilities and expertise and at the same time maintained an appropriate mix of tenure, experience and diversity,” Duke said.

The board’s new directors include distinguished leaders with relevant experience in financial services, risk management, technology, consumer, retail, finance, accounting, human capital management, public policy and marketing as well as environmental, social and governance matters. Among the six new directors named in 2017, three are women and two are ethnically diverse.

“Celeste’s deep public policy, sustainability and regulatory affairs experience for a large consumer company will bring expertise and perspective to the board at a time when environmental, social and governance matters have become increasingly important for the company’s operations and key areas of interest for our many stakeholders,” said Donald M. James, chair of the board’s Governance and Nominating Committee. “Ted’s and Maria’s executive leadership experience with large dynamic organizations, including financial services companies, will bring additional industry, consumer, risk management, technology and regulatory experience to the board.”

Clark will serve as a member of the Corporate Responsibility Committee. Craver will join the Audit and Examination Committee. Morris will serve as a member of the Risk Committee.

“Celeste, Ted and Maria will be invaluable to management’s efforts to achieve industry leadership in customer service and advice, risk management, innovation, corporate citizenship and shareholder value,” said Tim Sloan, president and CEO. “I look forward to working with them and the other directors as we continue to make Wells Fargo a better and stronger company for all of our stakeholders.”

The election of Clark, Craver, and Morris as directors, which follows the board’s election in 2017 of Karen B. Peetz, Juan A. Pujadas, and Ronald L. Sargent, will fill the vacancies created by the previously announced retirements of Cynthia H. Milligan, Stephen W. Sanger, and Susan G. Swenson at year-end 2017. As a result of those retirements and today’s announcement, the board will have 16 members on Jan. 1, 2018.

Biographies

Celeste Clark

Clark is a principal of Abraham Clark Consulting, LLC, a health and regulatory policy consulting firm. She is the retired senior vice president of Global Public Policy and External Relations and chief sustainability officer of Kellogg Company, a food manufacturing company. She served as senior vice president of Global Public Policy and External Relations from 2010 and chief sustainability officer from 2008 until 2011. Clark joined Kellogg in 1977 and held other senior management positions, including vice president of Corporate and Scientific Affairs and senior vice president of Global Nutrition and Corporate Affairs. She is an adjunct professor at Michigan State University in the Department of Food Science and Human Nutrition. Clark is a member of the board of directors of The Hain Celestial Group, Inc. and Omega Protein Corporation. She has previously served as a director of several other public and private companies, and currently is member of the board of trustees of W.K. Kellogg Foundation.

Ted Craver

Craver is the retired chairman, president, and CEO of Edison International, an electric utility holding company located in Rosemead, Calif. He served as chairman, president and CEO of Edison from 2008 to 2016 and as chairman, president and CEO of Edison Mission Energy, a subsidiary of Edison, from 2005 to 2008. He joined Edison in 1996 and held other senior management positions, including executive vice president, chief financial officer, and treasurer. Before joining Edison, Craver served as executive vice president and corporate treasurer of First Interstate Bancorp, a Wells Fargo predecessor company, and executive vice president and chief financial officer of First Interstate’s wholesale banking subsidiary. Craver is a member of the board of directors of Duke Energy Corporation, where he chairs the audit committee. He also serves on the Federal Reserve Bank of San Francisco’s Economic Advisory Council.

Maria Morris

Morris is the retired executive vice president and head of the Global Employee Benefits business of MetLife, Inc., a global provider of life insurance, annuities, employee benefits and asset management services. She served as executive vice president and head of the Global Employee Benefits business from 2011 and former interim head of the U.S. Business from 2016 until July 2017, with responsibility for MetLife’s employee benefits business in more than 40 countries, including its relationships with multinational companies and distribution relationships with financial institutions. Morris served in multiple other leadership roles after joining MetLife in 1984, including as interim chief marketing officer from April 2014 to January 2015 and as head of Global Technology and Operations from 2008 until 2011 where she oversaw the successful integration of MetLife’s $16.4 billion acquisition of American Life Insurance Company. She is a member of the board of directors of S&P Global Inc.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,400 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 268,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2017 rankings of America’s largest corporations. News, insights and perspectives from Wells Fargo are also available at Wells Fargo Stories.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the “Forward-Looking

Statements” discussion in Wells Fargo’s most recent Quarterly Report on Form 10-Q as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, available on its website at www.sec.gov.

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